CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Linkearse Inc

We hereby consent to the incorporation by reference to the Registration Statement on Form S-1 of Linkearse Inc of our report on the financial statements of Linkease Inc for the period November 26, 2014 (inception) through December 31, 2014, January 1, 2015 to June 30, 2015, April 1, 2015 to June 30, 2015 and November 26, 2014 (inception) through June 30, 2015. We also consent to the reference to our Firm under the caption “Experts” in such S-1.

 /s/AJSH & Co.

AJSH & Co.

New Delhi, India

October 14, 2015